December 2009

MFA
FINANCIAL, INC.

Forward Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

MFA

is uniquely positioned to benefit from an existing portfolio of higher-yielding Agency MBS complimented by the acquisition of non-Agency RMBS

Experienced Management Team Focused Exclusively on Residential MBS Opportunities

- Proven Management Team and Track Record
  - Founded in 1997, we are an internally managed REIT with permanent equity capital, uniquely positioned with the requisite expertise to benefit from existing investments in higher-yielding Agency MBS and acquisition of non-Agency RMBS
- Significant Market Dislocation has Enhanced Investment Opportunities
  - Non-Agency RMBS are available at deep discounts to par value generating attractive yields
  - Agency MBS continues to benefit from slower prepayments
  - Yield curve retains positive slope

Consistent Outperformance

Total Return



250
200
150
100
50
0
-50
-100
Apr-98
Oct-98
Apr-99
Oct-99
Apr-00
Oct-00
Apr-01
Oct-01
Apr-02
Oct-02
Apr-03
Oct-03
Apr-04
Oct-04
Apr-05
Oct-05
Apr-06
Oct-06
Apr-07
Oct-07
Apr-08
Oct-08
Apr-09
Oct-09
MFA Ret
S&P Ret
S&P Fin Ret

Source: Bloomberg

Interest Rates Remain Near Historic Lows

MFA FINANCIAL, INC.

Short-term interest rates are exceptionally low

November 19, 2009	
Fed Funds Target	0 - 0.25
1-Month LIBOR	0.24
1-Month Repo	0.24
3-Month LIBOR	0.27
3-Month Repo	0.27

Agency MBS

Spreads have tightened and prices have increased substantially due to $1.25 trillion of additional Agency MBS purchasing power from the Federal Reserve

Liquidity

Repo remains available to MFA from multiple counterparties

Borrowing Costs Continue to Decline Faster Than Asset Yields

MFA FINANCIAL, INC.

While MFA Portfolio Yield Remains Near 5.0%, the Cost of Borrowing Continues to Decline



6%
5%
4%
3%
2%
1%
0%
12/31/2004
3/31/2005
6/30/2005
9/30/2005
12/31/2005
3/31/2006
6/30/2006
9/30/2006
12/31/2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009
9/30/2009
Asset Yield
Cost of Funds

MFA Quarterly Data as of September 30, 2009

Hybrid and ARM MBS Limit Risk of Rising Interest Rates*

- After initial fixed term, coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon


Greater than 60 Months 15%
Within 12 Months 27%
13 to 60 Months 58%

As of September 30, 2009; Assuming a prepayment rate of 15% CPR; MFA assets only (excluding assets held through MFA's MFR subsidiary)

MFA FINANCIAL, INC.

Diverse Counterparty Relationships

- MFA maintains strong relationships with numerous leading financial institutions

Banc of America	Deutsche Bank	Mizuho
Barclays	Goldman Sachs	Morgan Stanley
BNP Paribas	ING	Newedge
Cantor Fitzgerald	Jefferies	Pershing
Citigroup	LBBW	RBS Securities
Credit Suisse	MF Global	South Street
Daiwa	Mitsubishi	

MFA
FINANCIAL, INC.

Recent Financial Performance

- Investment strategy generating high returns including double-digit Return-on-Equity and book value growth
- Third quarter earnings of $0.25 representing an ROE of 13.7%
- Third quarter dividend of $0.25 per share

Date	Book Value Per Share
September 30, 2009	$7.57
June 30, 2009	$6.99
March 31, 2009	$6.13
December 31, 2008	$5.29

MFA FINANCIAL, INC.

- Through MFA's wholly-owned MFR subsidiary, we are investing in non-Agency residential MBS at deeply discounted prices. Through MFR, we own approximately $959 million fair market value of deeply discounted non-Agency MBS.
- In addition, MFA continues to hold approximately $200 million fair market value of legacy non-Agency MBS acquired prior to July 2007.
- As we continue to opportunistically grow this combined $1.17 billion non-Agency MBS portfolio, we expect to increase the positive earnings impact on MFA while decreasing sensitivity to prepayments and changes in interest rates.

As of September 30, 2009 and includes non-Agency MBS underlying MBS Forwards

MFA FINANCIAL, INC.

Adding Non-Agency MBS to High-Yielding Agency MBS is a Compelling Strategy

- Consistent with MFA's focus on residential MBS, we are blending non-Agency MBS with higher-yielding Agency securities.
- The majority of MFA's assets will continue to be whole-pool Agency MBS due to attractiveness of the asset class and for purposes of our exemption under the Investment Company Act of 1940.
- With non-Agency MBS, MFA expects to generate attractive returns for stockholders with less leverage and less sensitivity to yield curve and interest rate cycles.

MFA FINANCIAL, INC.

Adding Non-Agency MBS to High-Yielding Agency MBS is a Compelling Strategy

- MFA is acquiring non-Agency MBS at deep discounts to par value.
- Structured credit enhancement and highly discounted purchase price mitigates the risk of loss of invested principal.
- These high yielding assets are less sensitive to changes in the yield curve and interest rates.
- The return on discounted non-Agency MBS increases if prepayments increase.

MFA FINANCIAL, INC.

MFA is uniquely positioned with the requisite expertise to benefit from existing investment in higher-yielding Agency MBS *and* acquisition of non-Agency RMBS

MFA
FINANCIAL, INC.